July 13, 2023
Deutsche Bank Trust Company Americas,
as Depositary under the Deposit Agreement
referred to below
1 Columbus Circle
New York, NY 10019
United States
Ladies and Gentlemen,
We refer to the Registration Statement on Form F-6 filed on July 13, 2023 with the Securities and Exchange Commission (the “Registration Statement”) relating to American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“Receipts”), each ADS representing 50 Class A ordinary shares of Lion Group Holding Ltd., a company incorporated in the Cayman Islands (the “Company”).
In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement appearing as Exhibit (a)(i) to the Registration Statement, as amended by Amendment No. 1 to the Deposit Agreement appearing as Exhibit (a)(ii) to the Registration Statement (the “Deposit Agreement”), has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the relevant Deposited Securities (as defined in the Deposit Agreement) will have been duly deposited with a custodian under and in accordance with the Deposit Agreement and all applicable laws and regulations, (iii) the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of the Cayman Islands and (iv) insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that the ADSs covered by the Registration Statement, when evidenced by Receipts that are duly executed and delivered by the Depositary (as defined in the Deposit Agreement) and issued in accordance with the terms of the Deposit Agreement, will be validly issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and those Receipts.
The foregoing opinion is limited to the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.
We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.  In giving such consent, we do not admit hereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,

/s/ White & Case LLP
MB:BP:DK